         As filed with the Securities and Exchange Commission on May 21, 1996
                                    Registration No. 333-_______________________

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            _______________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                            _______________________
                              MEASUREX CORPORATION
             (Exact name of registrant as specified in its charter)
       DELAWARE                                        94-1658697
  (State or other jurisdiction              (IRS Employer Identification No.)
of incorporation or organization)

                     ONE RESULTS WAY, CUPERTINO, CA 95014
              (Address of principal executive office) (Zip Code)

                            ________________________

                              MEASUREX CORPORATION
                             1993 STOCK OPTION PLAN
                            (Full title of the Plan)

                            _______________________
                                DAVID A. BOSSEN
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                             MEASUREX CORPORATION
                     ONE RESULTS WAY, CUPERTINO, CA 95014
                    (Name and address of agent for service)
                                (408) 255-1500
         (Telephone number, including area code, of agent for service)

                            ________________________


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                        Proposed                Proposed
  Title of                                              Maximum                 Maximum
 Securities                         Amount              Offering               Aggregate             Amount of
   to be                             to be               Price                  Offering            Registration
 Registered                       Registered(1)       per Share(2)              Price(2)                 Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Options to Purchase               2,000,000
Common Stock

Common Stock,
$0.01 par value                   2,000,000           $28.75                   $57,500,000          $19,827.55

- ------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1993 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the high and low selling prices per share of Common Stock of Measurex Corporation on May 16, 1996 as reported on the New York Stock Exchange.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

          Measurex Corporation ("the Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 3, 1995;

          (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 3, 1996;

          (c) The Registrant's Registration Statement No. 0-108770 on Form 8-A filed with the SEC on December 20, 1988, as amended by Form 8 filed with the SEC on July 6, 1990, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

          Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

          Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

          The Registrant's Restated Certificate of Incorporation provides that no director or member of the Executive Committee of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's or member's breach of his fiduciary duties to the Registrant. However, this does not apply with respect to any action in which such person would be liable under Section 174 of Title 8 of the Delaware General Corporation Law, as amended (the "Delaware Law"), nor does it apply with respect to any liability in which such person (i) breached his duty of loyalty to the Registrant; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) derived an improper personal benefit.

          Pursuant to the provisions of Section 145 of the Delaware Law every corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred by him in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, feels that in the light of all the circumstances indemnification should apply.

          To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled pursuant to Section 145 of the Delaware Law to indemnification as described above. Section 145 of the Delaware Law also grants power to advance litigation expenses upon receipt of any undertaking to repay such advances in the event no right to indemnification is subsequently shown. A corporation may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute.

          The Registrant has entered into indemnification agreements with certain of its current officers and all of its current directors which provide for indemnification to the fullest extent permitted by the Delaware Law, including Section 145 thereof. Such agreements have been approved by the Registrant's stockholders. The Registrant's stockholders also approved the use of similar agreements which may be entered into from time to time with future directors and/or future officers of the Registrant.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

          Not Applicable.

Item 8.  Exhibits
         --------

Exhibit Number  Exhibit
- --------------  -------

    4.0         Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-108770 on Form 8-A
                and Amendment No. 1 thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
    5.0         Opinion and Consent of Brobeck, Phleger & Harrison LLP.
   23.1         Consent of Independent Auditors - Coopers & Lybrand.
   23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.
   24.0         Power of Attorney.  Reference is made to page II-4 of this
                Registration Statement.
   99.1         1993 Stock Option Plan.
   99.2*        Form of Notice of Grant of Stock Option and Stock Option
                Agreement (Non-Officer Employee).
   99.3*        Form of Notice of Grant of Stock Option and Stock Option
                Agreement (Director/Officer).
   99.4*        Addendum to Stock Option Agreement (Change in Control).
   99.5*        Addendum to Stock Option Agreement (Special Tax Elections).
   99.6*        Addendum to Stock Option Agreement (Limited Stock Appreciation
                Right).
   99.7*        Addendum to Stock Option Agreement (Financial Assistance).
   99.8*        Form of Notice of Grant of Stock Option and Stock Option
                Agreement (Non-Employee Director Automatic Stock Option).

   * Exhibits 99.2 through 99.8 are incorporated herein by reference to Exhibits 99.2 through 99.8 of Registrant's Registration Statement No. 33-65762 on Form S-8 which was filed with the SEC on July 8, 1993.

Item 9.  Undertakings.
         -------------

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided,
                                                                    --------
however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1993 Stock Option Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on this 17th day of May, 1996.

                                             MEASUREX CORPORATION

                                             By /s/ David A. Bossen
                                                --------------------------------
                                                David A. Bossen
                                                Chairman of the Board and Chief
                                                Executive Officer



                               POWER OF ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned officers and directors of Measurex Corporation, a Delaware corporation, do hereby constitute and appoint David A. Bossen and Robert McAdams, Jr. and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                    Title                                Date
- ----------                    -----                                ----


/s/David A. Bossen            Chairman of the Board and Chief      May 17, 1996
- -------------------------
(David A. Bossen)             Executive Officer (Principal
                              Executive Officer)

Signatures                    Title                                Date
- ----------                    -----                                ----


/s/John C. Gingerich          President, Chief Operating           May 17, 1996
- -------------------------
(John C. Gingerich)           Officer and Director


/s/ Robert McAdams, Jr.       Executive Vice President and Chief   May 17, 1996
- -------------------------
(Robert McAdams, Jr.)         Financial Officer (Principal
                              Financial and Accounting Officer)


/s/ John W. Larson            Director                             May 17, 1996
- -------------------------
(John W. Larson)


                              Director                             ______, 1996
- -------------------------
(J. W. McKittrick)


/s/ Graham Tyson              Director                             May 17, 1996
- -------------------------
(Graham Tyson)


/s/ Paul Bancroft III         Director                             May 17, 1996
- -------------------------
(Paul Bancroft III)


/s/ Dwight C. Baum            Director                             May 17, 1996
- -------------------------
(Dwight C. Baum)


/s/ Orion L. Hoch             Director                             May 17, 1996
- -------------------------
(Orion L. Hoch)


/s/ Jeffery T. Grade          Director                             May 17, 1996
- -------------------------
(Jeffery T. Grade)

                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.


                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                             MEASUREX CORPORATION

                                 EXHIBIT INDEX
                                 -------------



Exhibit
 Number               Exhibit
- -------               -------

   4.0      Instruments Defining Rights of Stockholders.  Reference is made to
            Registrant's Registration Statement No. 0-108770 on Form 8-A and
            Amendment No. 1 thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
   5.0      Opinion and Consent of Brobeck, Phleger & Harrison LLP.
  23.1      Consent of Independent Auditors - Coopers & Lybrand.
  23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
            5.
  24.0      Power of Attorney.  Reference is made to page II-4 of this
            Registration Statement.
  99.1      1993 Stock Option Plan.
  99.2*     Form of Notice of Grant of Stock Option and Stock Option Agreement
            (Non-Officer Employee).
  99.3*     Form of Notice of Grant of Stock Option and Stock Option Agreement
            (Director/Officer).
  99.4*     Addendum to Stock Option Agreement (Change in Control).
  99.5*     Addendum to Stock Option Agreement (Special Tax Elections).
  99.6*     Addendum to Stock Option Agreement (Limited Stock Appreciation
            Right).
  99.7*     Addendum to Stock Option Agreement (Financial Assistance).
  99.8*     Form of Notice of Grant of Stock Option and Stock Option Agreement
            (Non-Employee Director Automatic Stock Option).

  *  Exhibits 99.2 through 99.8 are incorporated herein by reference to Exhibits
  99.2 through 99.8 of Registrant's Registration Statement No. 33-65762 on Form S-8 which was filed with the SEC on July 8, 1993.